EARNINGS CALL 3rd Quarter 2023 OCTOBER 20, 2023

Forward-Looking Statements This presentation contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, future economic performance and dividends. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and the Company’s subsequent Quarterly Reports on Form 10-Q, each as filed with the Securities and Exchange Commission; adverse developments in the financial services industry generally such as the bank failures earlier in 2023 and any related impact on depositor behavior; risks related to the sufficiency of liquidity; the potential adverse effects of unusual and infrequently occurring events such as the COVID-19 pandemic and any governmental or societal responses thereto; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; the impact on financial markets from geopolitical conflicts such as the wars in Ukraine and the Middle East; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular. Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise. Non-GAAP Financial Measures This presentation contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the Company’s press release as of and for the quarter ended September 30, 2023. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. 2

3rd Quarter 2023 | Financial Highlights

Earnings & Profitability	Q3-23	Q2-23	Q3-22
Earnings per Share	$1.97	$1.96	$2.42
Net Income	$216.6	$215.7	$264.0
Net Revenue	$716.2	$669.3	$663.9
Pre-Provision Net Revenue[1]	$290.0	$281.9	$358.1
Net Interest Margin	3.67%	3.42%	3.78%
Efficiency Ratio, Adjusted[1]	50.0%	50.5%	40.5%
ROAA	1.24%	1.23%	1.53%
ROTCE[1]	17.3%	18.2%	24.9%
Balance Sheet & Capital			
Total Loans	$49,447	$47,875	$52,201
Total Deposits	$54,287	$51,041	$55,589
CET1 Ratio	10.6%	10.1%	8.7%
TCE Ratio[1]	6.8%	7.0%	5.9%
Tangible Book Value per Share[1]	$43.66	$43.09	$37.16
Asset Quality			
Provision for Credit losses	$12.1	$21.8	$28.5
Net Loan Charge-Offs (Recoveries)	$8.0	$7.4	$(1.9)
Net Loan Charge-Offs (Recoveries) /Avg. Loans	0.07%	0.06%	(0.02)%
Total Loan ACL/Funded HFI Loans[2]	0.74%	0.76%	0.68%
NPAs[3]/Total Assets	0.35%	0.39%	0.15%

Dollars in millions, except EPS

Highlights

Net Income
$216.6 million

EPS
$1.97

PPNR[1]
Q3: $290.0 million

ROTCE[1]
17.3%

Deposit Growth
Q3: $3.2 billion
6% QoQ

Capital
CET 1 Ratio: 10.6%
TCE Ratio[1]: 6.8%

Tangible Book Value PER SHARE[1]
$43.66
17% YoY

NPAs[3]/ Total Assets
0.35%

1) Refer to slide 2 for further discussion of Non-GAAP financial measures.
2) Ratio includes an allowance for credit losses of $17.4 million as of September 30, 2023 related to a pool of loans covered under 3 separate credit linked notes.
3) Nonperforming assets includes nonaccrual loans and repossessed assets.

Western Alliance Bancorporation®
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Deposit Franchise Growth Drivers 4 Q3 2023 Highlights Dollars in billions, unless otherwise indicated Insured and Collateralized Deposit Exposure Trend • Diversified deposit businesses attracted >$3.2 billion of deposits in Q3 • Grew core commercial clients by $3.1 billion; primarily within Mortgage Warehouse, Regional divisions, and HOA • Digital Consumer Channel up $0.8 billion gives opportunity to efficiently increase granularity and diversify commercial deposit customer base • Reduced wholesale (non-reciprocal) brokered deposits by ~$442 million • Enhanced focus on protecting depositors • Insured and collateralized deposits are 82% of total deposits as of 9/30 • Uninsured deposit liquidity coverage is 293% as of 9/30 • Of depositors, ~83% have multiple products (deposits, TM, loans) Net Deposit Growth Drivers $51.0 $54.3 Q3-23 Est. Marginal Total Deposit Cost 5.26%4.04%1 5.12% Mtg. Warehouse 52% Regions 47% Other 1% Repayment of Short- Term Borrowings @ 6.08% 1) Inclusive of ECR-related deposit costs. Incremental deposit growth is assumed to reflect the same characteristics as ending deposit balances. 2) “Wholesale brokered” deposits represent non-reciprocal brokered deposits. Qtr. Change +$3.2 billion 2

Quarterly Income Statement

	Q3-23		Q2-23	Q3-22
Interest Income	$1,026.6		$1,000.8	$739.4
Interest Expense	(439.6)		(450.5)	(137.3)
Net Interest Income	**$587.0**	1	**$550.3**	**$602.1**
Mortgage Banking Related Income	79.2		86.4	$37.5
Fair Value Gain (Loss) Adjustments, Net	17.8		12.7	(2.8)
Gain (Loss) on Sales of Investment Securities	0.1		(13.6)	—
Other	32.1		33.5	27.1
Non-Interest Income	**$129.2**	2	**$119.0**	**$61.8**
Net Revenue	**$716.2**		**$669.3**	**$663.9**
Salaries and Employee Benefits	(137.2)		(145.6)	(136.5)
Deposit Costs	(127.8)	3	(91.0)	(56.2)
Gain on Extinguishment of Debt	—		0.7	—
Other	(161.2)		(151.5)	(113.1)
Non-Interest Expense	**$(426.2)**		**$(387.4)**	**$ (305.8)**
Pre-Provision Net Revenue[1]	**$290.0**		**$281.9**	**$358.1**
Provision for Credit Losses	(12.1)	4	(21.8)	(28.5)
Pre-Tax Income	**$277.9**		**$260.1**	**$329.6**
Income Tax	(61.3)	5	(44.4)	(65.6)
Net Income	**$216.6**		**$215.7**	**$264.0**
Dividends on Preferred Stock	(3.2)		(3.2)	(3.2)
Net Income Available to Common Stockholders	**$213.4**		**$212.5**	**$260.8**
Diluted Shares	**108.5**		**108.3**	**107.9**
Earnings Per Share	**$1.97**		**$1.96**	**$2.42**

Dollars in millions, except EPS

Q3 2023 Highlights

1 **Net Interest Income increased $36.7 million,** primarily as a result of expanded net interest margin, driven by higher earning asset yields and lower average borrowings

2 **Non-Interest Income increased $10.2 million,** primarily driven by the following:

- Non-recurring items, including: fair value adjustments on HFS loans, gain on investment securities sales, partially offset by loss on recovery from credit guarantees equating to $6.5 million

Mortgage Banking Metrics

- $12.2 billion mortgage loan production in Q3 (91.7% purchase / 8.3% refinance), up 7% compared to Q2 and 4% to Q3 2022
- $11.6 billion interest rate lock commitment volume in Q3, down 5% compared to Q2 and up 6% to Q3 2022
- Gain on Sale margin[2] of 38 bps in Q3, compared to 43 bps in Q2 and 17 bps in Q3 2022
- $70.3 billion in servicing portfolio UPB

3 **Deposit costs increased $36.8 million,** primarily related to an increase in ECR-related deposit levels

4 **Provision for Credit Losses decreased $9.7 million** due to modest improvement in economic forecasts and stable asset quality

5 **Income Tax increased $16.9 million,** primarily as the effective tax rate was impacted by discrete nondeductible items in Q3

1) Refer to slide 2 for further discussion of Non-GAAP financial measures.
2) Gain on Sale margin represents spread as of the interest rate lock commitment date.

Western Alliance Bancorporation®

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Consolidated Balance Sheet

	Q3-23		Q2-23	Q3-22
Investments & Cash	$14,920	1	$12,527	$10,213
Loans, HFS	1,766		3,156	2,204
Loans HFI, net	49,447	2	47,875	52,201
Allowance for Loan Losses	(327)		(321)	(304)
Mortgage Servicing Rights	1,233		1,007	1,044
Goodwill and Intangibles	672		674	682
Other Assets	3,180		3,242	3,125
Total Assets	**$70,891**		**$68,160**	**$69,165**
Deposits	54,287	3	$51,041	$55,589
Borrowings	9,635	4	10,455	7,208
Other Liabilities	1,223		979	1,347
Total Liabilities	**$65,145**		**$62,475**	**$64,144**
Accumulated Other Comprehensive Loss	(733)		(611)	(736)
Total Shareholders' Equity	5,746	5	5,685	5,021
Total Liabilities and Equity	**$70,891**		**$68,160**	**$69,165**
Tangible Book Value Per Common Share[1]	**$43.66**	6	**$43.09**	**$37.16**

Dollars in millions, except per share data

Q3 2023 Highlights

1 **Investments & Cash increased $2.4 billion to $14.9 billion, or 19.1%**, primarily due to greater holdings of High Quality Liquid Assets

2 **HFI Loans increased $1.6 billion, or 3.3%**, and decreased $2.8 billion, or (5.3%), over prior year

- ~$1.3 billion of Loans HFS (ex-AMH resi) were reclassified to Loans HFI
- HFS loan sales of ~$480 million

3 **Deposits increased $3.2 billion to $54.3 billion, or 6.4%**, and are $1.3 billion lower, or (2.3%), over the prior year

4 **Borrowings decreased $820 million** over prior quarter primarily related to repaying short-term CLO and EBO repo facilities and FHLB borrowings

5 **Shareholders' Equity increased $61 million** as a function of net income, partially offset by OCI losses and dividends

6 **Tangible Book Value/Share[1] increased $0.57, or 1.3%**, over prior quarter and increased $6.50, or 17.5%, over prior year

1) Refer to slide 2 for further discussion of Non-GAAP financial measures.

Western Alliance Bancorporation®

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Five Quarter Loan Composition

$(2.8) Billion Year-Over-Year Change

Spot Rate 6.99%

	Q3-22	Q4-22	Q1-23[2]	Q2-23[3]	Q3-23[4]
Total Loans, HFI	**$52.2**	**$51.9**	**$46.4**	**$47.9**	**$49.4**
Qtr. Change	***+$3.6***	***-$0.3***	***-$5.4***	***+$1.4***	***+$1.6***



Residential & Consumer
Construction & Land
CRE, Non-Owner Occupied
CRE, Owner Occupied
Commercial & Industrial
$15.8 30.3%
$3.6 6.9%
$8.7 16.7%
$1.8 3.4%
$22.3 42.7%
$16.0
$4.0
$9.4
$1.8
$20.7
$15.1
$4.4
$9.6
$1.8
$15.5
$15.1 31.5%
$4.4 9.2%
$9.9 20.7%
$1.8 3.7%
$16.7 34.9%
$14.8 30.0%
$4.7 9.5%
$9.8 19.8%
$1.8 3.6%
$18.3 37.1%
Q3-22
Q4-22
Q1-23²
Q2-23³
Q3-23⁴

Q3-23 Avg. Yields[1]

4.14%
9.63%
7.83%
5.97%
7.70%

Total Yield 6.73%

Dollars in billions, unless otherwise indicated

Q3 2023 Highlights

Quarter-over-quarter loan increase of $1.6 billion driven by (in millions):	
C&I	$1,687
Construction & Land	241
Offset by decrease in:	
Residential & Consumer	(219)
CRE, Non-OO	(103)
CRE, OO	(34)
Total	**$1,572**

Composition of Loan Reclassifications to HFI



3%
5%
9%
27%
56%
Other C&I
Syndications
Mtg. Warehouse
Construction
Resi

$1.3Bn

Western Alliance Bancorporation®

1) Average yields on loans have been adjusted to a tax equivalent basis.
2) Decrease in HFI loan balance includes $6.0 billion of loans reclassified from HFI to HFS.
3) Increase in HFI loan balance includes $1.0 billion of loans reclassified from HFS to HFI.
4) Increase in HFI loan balance includes $1.3 billion of loans reclassified from HFS to HFI.

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$24.9 $19.7 $16.5 $16.7 $18.0 $8.4 $9.5 $10.7 $12.6 $12.8 $19.2 $19.4 $13.8 $13.1 $14.7 $3.1 $5.0 $6.6 $8.6 $8.8 Q3-22 Q4-22 Q1-23 Q2-23 Q3-23 CDs Savings and MMDA Interest Bearing DDA Non-Interest Bearing DDA Five Quarter Deposit Composition 8 $(1.3) Billion Year-Over-Year Change Quarter-over-quarter deposit increase of $3.2 billion driven by (in millions): Savings and MMDA $1,587 Non-Interest Bearing DDA 1,258 CDs 204 Interest-Bearing DDA 197 Total $3,246 Dollars in billions, unless otherwise indicated Total Deposits $55.6 $53.6 $47.6 $51.0 $54.3 Qtr. Change +$1.9 -$1.9 -$6.1 +$3.5 +$3.2 5.6% 34.5% 15.1% 44.8% 33.1% 23.7% 27.0% 16.2% 16.9% 25.7% 24.7% 32.7% Q3 2023 Highlights 4.83% 3.05% 3.03% N/A Spot Rate 2.31% Deposit Composition (By Business Line) Q3-23 Avg. Costs 32% 22% 8% 14% 6% 1% 4% 13%Regions Mtg WH Tech & Innov. HOA Sttlmt Svcs Bus. Escrow Svcs Digital Consumer Other • 33% of total deposits are noninterest-bearing • Approximately 40% have no ECRs • Total ECR-related deposit balances of $17.1 billion • > $3 billion of core deposit growth in Q4 QTD Total Cost 2.31%

Net Interest Drivers



Total Investments and Yield
Spot Rate
4.94%
3.66%
4.45%
4.68%
4.76%
4.91%
$8.6
$8.8
$9.5
$10.4
$11.4
Q3-22
Q4-22
Q1-23
Q2-23
Q3-23
Total Investments



Loans and HFI Yield
Spot Rate
6.99%
4.84%
5.70%
6.28%
6.48%
6.73%
$2.2
$1.2
$5.9
$1.4
$1.8
$1.1
$1.8
$52.2
$51.9
$46.4
$47.9
$49.4
Q3-22
Q4-22
Q1-23
Q2-23
Q3-23
HFI
HFS – AMH Resi
HFS Loans (ex. AMH)



Interest Bearing Deposits and Cost
Spot Rate
3.46%
1.03%
1.97%
2.75%
3.08%
3.49%
$30.7
$33.9
$31.1
$34.3
$36.3
Q3-22
Q4-22
Q1-23
Q2-23
Q3-23
Interest Bearing Deposits



Deposits, Borrowings & Cost of Liability Funding
Spot Rate
2.89%
0.88%
1.57%
2.27%
2.85%
2.80%
$7.2
$7.2
$16.8
$10.5
$9.6
$24.9
$19.7
$16.5
$16.7
$18.0
$30.7
$33.9
$31.1
$34.3
$36.3
Q3-22
Q4-22
Q1-23
Q2-23
Q3-23
Interest Bearing Deposits
Non-Interest Bearing Deposits
Total Borrowings

Dollars in billions, unless otherwise indicated

Q3 2023 Highlights

- **Loan yields increased 25 bps** due to a higher rate environment
  - Yield on **Held for Sale (AMH Resi) of 6.54%** increased from 5.77% in Q2
  - Yield on **Loans Held for Sale (Excl. AMH Resi) of 5.28%** decreased from 7.18% in Q2
- **Investment yields increased 15 bps**, primarily related to floating-rate securities
- **Cost of interest-bearing deposits increased 41 bps**, and **total cost of funds decreased 5 bps** to 2.80% due to an increase in savings and MMDA, higher non-interest bearing deposits, and lower borrowings
- **Prioritizing optimization of liability structure** by utilizing deposits to pay down short-term borrowings
  - Avg. short-term borrowings decreased $5.9 billion in Q3 to $6.3 billion or 14% of avg. interest bearing liabilities compared to 26% in Q2
- Robust reciprocal deposit growth
  - ~66% of total deposits classified as brokered consist of reciprocal balances

Western Alliance Bancorporation®

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$50.2 $52.2 $52.0 $46.8 $48.1 $4.0 $2.7 $2.1 $6.3 $3.1 $8.7 $8.5 $8.8 $9.9 $10.4 $1.2 $1.3 $3.3 $2.6 $2.9 4.62% 5.50% 5.99% 6.17% 6.37% $64.1 $64.7 $66.2 $65.6 $64.5 Q3-22 Q4-22 Q1-23 Q2-23 Q3-23 $602.1 $639.7 $578.6 $548.3 $586.2 3.78% 3.98% 3.79% 3.42% 3.67% Q3-22 Q4-22 Q1-23 Q2-23 Q3-23 $0.81 $31.3 $609.9 Net Interest Income 10 • Net Interest Income increased $36.7 million, or 6.7%, over prior quarter primarily due to balance sheet restructuring efforts • Average Earning Assets decreased $1.2 billion, or (1.8)%, over prior quarter • NIM increased 25 bps, driven by higher yields on interest-earning assets as well as a decrease in interest expense from lower average balances of short-term borrowings Net Interest Income and Net Interest Margin Average Earning Assets & Average Yield NII – Ex. HFI reclass loans Net Interest Margin Q3 2023 Highlights Dollars in millions Dollars in billions Cash & Other Securities Loans Held for Sale Loans Average Yield 14% 4%4% 16% 5% 75% 15% 10% 71% 6% 78% 2% $2.01 $550.3 NII – HFS Loans $587.0 1) Assumes funded at repo lines priced at SOFR + 200 bps and yielding 7.18% for Q2-23 and 5.28% for Q3-23.

Interest Rate Sensitivity 11 • Variable assets and liabilities mix increased quarter over quarter with balance sheet shifts into cash and non-maturity deposits (48% variable rate assets; 51% variable rate liabilities) • WAL expects a 3.8% increase in NII under a +100 bps rate shock on a static1 balance sheet • WAL expects a 2.2% increase in Earnings At Risk under a -100 bps rate shock on a static balance sheet • Inclusive of estimated reduction in ECR-related deposit costs and higher mortgage income from refinancing volume and margin expansion Earnings At Risk – Shock Scenario, 12 Mo. Balance Sheet NII Sensitivity – Shock Scenario, 12 Mo. Balance Sheet Q3 2023 Highlights (4.1%) 3.8% Down 100 Up 100 2.2% (1.0%) Down 100 Up 100 1) Static balance sheet assumes no changes in loans or deposits under the 12-month horizon.

Non-Interest Expenses and Efficiency1 12 • Adjusted efficiency ratio1 (excluding deposit costs) declined 50 bps to 50.0% from the prior quarter, driven primarily by higher net interest income and lower salaries and benefits expenses • Efficiency ratio1 increased 170 bps to 58.8% compared to the prior quarter and 1,330 bps from the same period last year • Deposit costs increased $36.8 million from the prior quarter primarily related to higher ECR-related deposit levels and rates Dollars in millions Q3 2023 Highlights 1) Refer to slide 2 for further discussion of Non-GAAP financial measures. 2) Q1-23 is adjusted to exclude $147.6 million of pre-tax net non-operating charges. Non-Interest Expenses and Efficiency Ratio Breakdown of Non-Interest Expenses Non-Interest Expenses Efficiency Ratio Other Expenses Deposit Costs Salaries & Employee BenefitsAdj. Efficiency Ratio $305.8 $333.4 $347.9 $387.4 $426.2 45.5% 46.9% 62.0% 57.1% 58.8% 40.5% 40.0% 43.2% 50.5% 50.0% Q3-22 Q4-22 Q1-23 Q2-23 Q3-23 $113.1 $125.5 $112.1 $150.8 $161.2 $136.5 $125.7 $148.9 $145.6 $137.2 $56.2 $82.2 $86.9 $91.0 $127.8 $305.8 $333.4 347.9 $387.4 $426.2 Q3-22 Q4-22 Q1-23 Q2-23 Q3-23 2

Pre-Provision Net Revenue and Return Ratios 13 • PPNR1 increased $8.1 million from the prior quarter and decreased $68.1 million, or (19.0)%, from the same period last year • ROTCE1 of 17.3%, down 90 bps from the prior quarter1 and down 7.6% from the same period last year • ROA of 1.24% increased 1 bp from the prior quarter and decreased 29 bps from the same period last year Income and Return Ratios Dollars in millions $358.1 $367.8 $351.6 $281.9 $290.0 $264.0 $293.0 $251.9 $215.7 $216.6 24.9% 27.0% 21.9% 18.2% 17.3% 1.53% 1.71% 1.43% 1.23% 1.24% Q3-22 Q4-22 Q1-23 Q2-23 Q3-23 PPNR Net Income ROTCE ROA Q3 2023 Highlights 1) Refer to slide 2 for further discussion of Non-GAAP financial measures. 2) Q1-23 is adjusted to exclude $147.6 million of pre-tax net non-operating charges. 1 2 1

$312 $351 $320 $694 $668 0.60% 0.68% 0.69% 1.45% 1.35% Q3-22 Q4-22 Q1-23 Q2-23 Q3-23 $11 $11 $11 $11 $8$90 $85 $107 $256 $237 $284 $297 $341 $337 $394 Q3-22 Q4-22 Q1-23 Q2-23 Q3-23 Asset Quality 14 • Asset quality remained stable, as the aggregate net change in Special Mention loans and Classified Assets was only $9 million • Special Mention loans decreased $26 million to $668 million (135 bps to Funded Loans) • Over last 10 years, less than 1% of Special Mention loans have migrated to loss • Over the last 10+ years, less than 0.10% of CRE Investor Special Mention loans have migrated to loss • Total Classified Assets increased $35 million to $639 million (90 bps to Total Assets) • Non-Performing Assets (Non-Performing Loans + OREO) decreased $22 million to $245 million (35 bps to Total Assets) Special Mention Loans Dollars in millions Classified Assets Special Mention Loans OREO Non-Performing Loans Classified Accruing Assets $385 $393 $459 $604 SM / Funded Loans Q3 2023 Highlights $639 Asset Quality Ratios 0.56% 0.58% 0.65% 0.89% 0.90% 0.15% 0.14% 0.17% 0.39% 0.35% Q3-22 Q4-22 Q1-23 Q2-23 Q3-23 Classified Assets / Total Assets NPLs + OREO / Total Assets Classified Assets Mix 24% 10% 9% 3% 2% CRE Investor C&I Resi Construction CRE OO Securities 26% Hotel 20% Office 6% Other

Credit Losses and ACL Ratios



Allowance for Credit Losses
$52
$4
$47
$5
$45
$9
$41
$10
$38
$11
$304
$310
$305
$321
$327
Q3-22
Q4-22
Q1-23
Q2-23
Q3-23
Loan Losses
Unfunded Loan Commits.[1]
HTM and AFS Securities



Gross Loan Charge-offs and Recoveries
Gross Charge Offs
Recoveries
$2.1
($4.0)
$2.2
($0.4)
$9.2
($3.2)
$8.2
($0.8)
$8.5
($0.5)
Q3-22
Q4-22
Q1-23
Q2-23
Q3-23



Loan ACL Adequacy Ratios[2]
396%
420%
327%
141%
154%
0.68%
0.69%
0.75%
0.76%
0.74%
Q3-22
Q4-22
Q1-23
Q2-23
Q3-23
Total Loan ACL / Non-Performing Loans
Total Loan ACL / Funded Loans[3]

Dollars in millions

Q3 2023 Highlights

- **Provision expense of $12.1 million,** primarily reflective of a normalizing economic environment and heightened attention on commercial real estate
- **Net loan charge-offs of $8 million, 7 bps,** compared to $7.4 million, 6 bps, in Q2
- Total Loan ACL / Funded Loans decreased 2 bps to 0.74% in Q3
  - **Total Loan ACL / Funded Loans less loans covered by credit linked notes is 0.91%**
- **22% of loan portfolio is credit protected,** consisting of government guaranteed, CLN protected, and cash secured assets

1) Included as a component of other liabilities on the balance sheet.
2) Total Gross Loan ACL includes allowance for unfunded commitments.
3) Ratio includes an allowance for credit losses of $17.4 million as of September 30, 2023 related to a pool of loans covered under 3 separate credit linked notes.
4) As of September 30, 2023, CLNs cover a substantial portion of Residential ($9.3 billion) loans outstanding.

Western Alliance Bancorporation®
15

Key Reserve Level Ratios

Reserve levels enhanced by credit protection and low loss loan categories



Adjusted Total Loan ACL / Funded Loans: Q3-23
0.74%
0.91%
0.17%
0.93%
0.02%
1.09%
0.04% EBOs3
0.11% Resi
1.34%
0.26%
Total Loan ACL / Funded Loans1,2
1
- Loans Covered by CLNs
2
- EFR Loans
3
- Residential Loans
4
- Mortgage Warehouse Loans
5

Q3 2023 Highlights

- WAL remains appropriately reserved, especially when considering credit protection from Credit Linked Notes (CLNs) and historically low loss loan categories
- **Total Loan ACL / Funded Loans of 0.74%**
  - Total Loan ACL / Funded Loans less loans covered by CLNs is **0.91%**
  - Total Loan ACL / Funded Loans less loans covered by CLNs and select no-to-low-loss loan categories (EFR, Residential, and Mortgage Warehouse) is **1.34%**
    - **>10x historical maximum annual loss rate[4]**
- **Reserves are a multiple of average losses times portfolio duration**
  - Estimated weighted average duration of the loan portfolio is < 4 years
  - Adj. total ACL covers > 30x of historical average annual loss rate[4] x duration

1) Total Loan ACL includes allowance for unfunded commitments.
2) Ratio includes an allowance for credit losses of $17.4 million as of September 30, 2023 related to a pool of loans covered under 3 separate credit linked notes.
3) Early Buyout Loans are government guaranteed.
4) Historical average and maximum loss rates from the period of Q2 2014 to Q2 2023, per slide 26.

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Capital Accumulation 17 Regulatory Capital Levels • Continue to exceed “well-capitalized” levels • CET1 up 50 bps in Q3-23 to 10.6% Tangible Common Equity / Tangible Assets1 • TCE / TA decreased from the prior quarter to 6.8% due to greater AOCI loss impact Capital Accretion • CET1 has grown quarter-over-quarter due to strong organic capital generation Robust Common Capital Levels Regulatory Capital 8.7% 9.3% 9.4% 10.1% 10.6% 5.9% 6.5% 6.5% 7.0% 6.8% Q3-22 Q4-22 Q1-23 Q2-23 Q3-23 CET1 Ratio TCE/TA1 Q3 2023 Highlights 1) Refer to slide 2 for further discussion of Non-GAAP financial measures Total RBC RatioTier 1 RatioLeverage Ratio 7.5% 7.8% 7.8% 8.1% 8.5% 9.3% 10.0% 10.1% 10.8% 11.3%11.4% 12.1% 12.1% 13.0% 13.5% Q3-22 Q4-22 Q1-23 Q2-23 Q3-23

454% 518% 74% 118% 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 MRQ 18 Tangible Book Value per Share1 • TBVPS increased $0.57 to $43.66 from prior quarter due to strong, organic capital accretion, offsetting the impact of AOCI • Increased 17.5% year-over-year • Increased 1.3% quarter-over-quarter, non-annualized • 19.2% CAGR since year end 2013 • TBVPS has increased more than 6x that of peers • Quarterly common stock cash dividend of $0.36 per share Long-Term Growth in TBV per Share1 1) Refer to slide 2 for further discussion of Non-GAAP financial measures. 2) MRQ is Q3-23 for WAL and Q2-23 for WAL Peers. Note: Peers consist of 32 major exchange traded US banks with total assets between $25 bn and $150 bn as of June 30, 2023, excluding target banks of pending acquisitions; S&P Global Market Intelligence. WAL WAL with Dividends Added Back Peer Avg Peer Avg with Dividends Added Back 2 Tangible Book Value Growth Q3 2023 Highlights 1x 2x 3x 4x 5x 6x

Management Outlook 19 Loans: $0 - $300 mm Deposits: $0 - $500 mm Continued Growth Toward 2024 Target: 11%+ 3.60% - 3.70% ~50% Consistent with Q3 2023 5 bps - 15 bps Q4 2023 OutlookQ3 2023 Results Loans: $49.4 bn Deposits: $54.3 bn 10.6% 3.67% 50.0% $283 mm 7 bps Balance Sheet Growth Capital (CET1) Net Interest Margin Adjusted Efficiency Operating Pre-Provision Net Revenue Net Charge-Offs • In 2024, we expect to return to prior Balance Sheet growth guidance of Loans +$500 mm and Deposits +$2 bn per quarter

Questions & Answers

Appendix

Commercial Real Estate Investor Statistics 22 CRE Investor Portfolio ($9.8 Billion; 20% of Total Loans) Distribution by LTV Underwriting Criteria and Mitigating Factors 20% 18% 33% 19% 5% 5% <=40% 41-50% 51-60% 61-70% 71-80% >80% • Low LTV & LTC (50%-low 60%) range underwriting in areas minimizes tail risk • Simple capital structure - no junior liens or mezzanine debt permitted within our structures • Majority of CRE Investor (bulk of total CRE) is located in our core footprint states • Early elevation, proactive and comprehensive review of CRE portfolio and re-margin discussions with sponsors where sweep/re-margin provisions have been triggered Note: LTV data assumes all loans are fully funded; based on most recent appraisals and utilizing, in most cases, “as stabilized” values for income producing properties. 43% 25% 8% 6% 6% 4% 2% 1% 1% 1% 1% 2% 57% 61% 63% 50% 54% 37% 44% 56% 25% 58% 48% 45% -50% -30% -10% 10% 30% 50% 70% 0% 10% 20% 30% 40% 50% 60% Outstanding LTV Low uncovered risk with re-margin provisions

Commercial Real Estate Investor: Office

$2.6 Billion; 27% of Total CRE Investor; 5% of Total Loans

Distribution by LTV


8%
14%
37%
35%
3%
3%
<=40%
41-50%
51-60%
61-70%
71-80%
>80%

Key MSA Exposures


1%
9%
3%
87%
Suburban
Small City/Town
Midtown
CBD

Underwriting Criteria and Mitigating Factors

- Primarily **shorter-term bridge loans for repositioning or redevelopment projects**
- **Strong sponsorship** from institutional equity and large regional and national developers
  - All direct relationships generated by WAL
  - Significant up-front cash equity required from sponsors
- **Conservative loan-to-cost underwriting**
  - Average LTV < 55%; Average LTC ~62%
  - No junior debt / mezzanine
- **Largely suburban exposure** in "Work From Home" MSAs
  - 3% in CBD, 9% in Midtown, 1% Small City/Town and **87% in Suburban MSAs**
  - CBD Office represents the >80% LTV distribution due to recent reappraisal of properties for migration into Special Mention
- **Focused on B+ properties** accompanied by attractive amenities or those in core locations with appropriate business plans to reposition
  - Class A: 64%, Class B: 33%, Class C: 3%
  - 94% of Class B & C exposures have LTVs < 70%
- **Limited near-term maturity risk**
  - Only 7% to mature in 2023; 74% maturing in 2025 and beyond

Note: LTV data assumes all loans are fully funded; based on most recent appraisals and utilizing, in most cases, "as stabilized" values for income producing properties.

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Conservative, Economically Resilient Portfolio Positioning

Specialized underwriting expertise and conservative sector allocations position portfolio to withstand economic uncertainty

Insured (22%)

Credit protected, government guaranteed and cash-secured

- 19% **Residential**
- 3% **Early Buyout ("EBO") Resi. & Other Government-Guaranteed or Cash-Secured Assets**

Avg Loss Rate: 0.00%
Max Loss Rate: 0.00%

Resistant (29%)

Historically low-to-no-loss loan categories

- 13% **Warehouse Lending**
  - Includes Core WH Lending, Note Financing, MSR financing
- 8% **Residential**
  - Low LTVs; DQs significantly below national percentages
- 2% **Equity Fund Resources**
  - Capital Call & Subscription LOCs
  - Underwrite LPs behind private funds
- 3% **Municipal / Public Finance**
- 2% **CRE – Industrial & Medical**
- 1% **HOA**
  - Extremely low LTVs; lien in front of homeowner's first mortgage

Avg Loss Rate: 0.00%
Max Loss Rate: 0.10%

Resilient (34%)

Limited uncovered collateral risk, underwriting expertise, and strong counterparties

- 9% **Regional CRE – Investor**
- 5% **Regional C&I**
- 7% **Hotel Franchise Finance (ex-Central Business District)**
- 3% **Regional CRE - Owner Occupied**
- 1% **Corporate Finance**
- 1% **Lot Banking**
- 8% **Specialized NBLs**
  - **Gaming** – Off-strip, middle market gaming companies and tribal gaming enterprises
  - **Resort** – Timeshare resort developers; hypothecation of consumer receivables
  - **Other NBLs**

Avg Loss Rate: 0.08%
Max Loss Rate: 0.19%

More Sensitive (15%)

Categories more directly correlated to economic growth

- 7% **Construction (ex-Lot Banking)**
  - Focused on note-on-note financing and Built-to-Rent developments
- 5% **Tech & Innovation**
  - Established tech firms with operating and financial flexibility, validated product, path to profitability
- 2% **Hotel Franchise Finance (CBD only)**
  - Large, sophisticated hotel sponsors who operate >25 hotels
  - 90% operate >10 properties with top franchisor flags
- 1% **Small Business, CRA-Related, and Consumer**

Avg Loss Rate: 0.11%
Max Loss Rate: 0.71%

Note: Average and maximum loss rates are quarterly annualized and from the period of Q1 2014 – Q3 2023.

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0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% Max Average Historical Loan Migration Near Peer Median Reflects “Early Identification and Elevation” Credit Strategy 25 Quarterly Classified Loans / Gross Loans Q1-14 to Q2-23 Peers consist of 32 major exchange traded US banks with total assets between $25 bn and $150 bn as of June 30, 2023, excluding target banks of pending acquisitions. Data include the effects of M&A transactions for peers and have not been adjusted. Source: S&P Global Market Intelligence. Peer Group Maximum of Peers Avg of Peers Minimum of Peers Amount Bank Amount Amount Bank Average 304 bps Peer 29 187 bps 46 bps Peer 1 Maximum 965 bps Peer 32 363 bps 84 bps Peer 1 Since 2014, WAL’s level of classified loans has been in the top 40% of peer banks…

0.00% 0.30% 0.60% 0.90% 1.20% Max Average Proactive migration enhances oversight and mitigates credit losses 26 Annualized Net Charge-Offs Q1-14 to Q2-23 Peers consist of 32 major exchange traded US banks with total assets between $25 bn and $150 bn as of June 30, 2023, excluding target banks of pending acquisitions. Data include the effects of M&A transactions for peers and have not been adjusted. Source: S&P Global Market Intelligence. …but this does not translate into realized losses as WAL has lowest volatility and average losses due to our proactive mitigation strategies.5.25% 1.53% Peer Group Maximum of Peers Avg of Peers Minimum of Peers Amount Bank Amount Amount Bank Average 36 bps Peer 30 15 bps < 1 bp WAL Maximum 525 bps Peer 30 71 bps 13 bps WAL

Superior Deposit Liquidity and Fortified Adjusted Capital 27 Excellent Combined Insured/Collateralized Deposits & CET1 Capital Adjusting for AOCI & HTM Securities Marks 1) WAL Q3-23 adj. CET1 includes tax-effected HTM marks. Insured/collateralized deposits for peers from SEC filings or 6/30/23 RC-O data and Collateralized deposits for peers uses YE22 RC-E data Includes Top-50 publicly traded banks headquartered in the US by assets as of June 30, 2023. Source: S&P Global Market Intelligence, Call reports Insured Deposits % vs. CET1 Adj. (Incl. of AOCI & HTM Unrealized Securities Marks) for Top 50 Banks by Assets ABCB ASB BAC BKU BOKF BPOP C CADE CBSH CFG CFR CMA COLB EWBC FCNC.A FHB FHN FIBK FITB FNB FULT GBCI HBAN HWC JPM KEY MTB NYCB ONB OZKPACW PB PNC PNFP RF SFNC SNV SSB TCBI TFC UBSI UCBI UMBF USB VLY WAL WBS WFC WTFC ZION 50% 55% 60% 65% 70% 75% 80% 85% 4.5% 5.0% 5.5% 6.0% 6.5% 7.0% 7.5% 8.0% 8.5% 9.0% 9.5% 10.0% 10.5% 11.0% 11.5% 12.0% *In su re d/ C ol la te ra liz ed D ep os its % (Q 2- 23 ) CET1 adj. for AOCI and HTM marks (Q2-23) WAL Adj. CET1: 8.8% (Q3-23)1